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                                                                      EXHIBIT 1.



                            [ SUFFOLK BANCORP LOGO ]

                              6 West Second Street
                           Riverhead, New York  11901



                             NOTICE TO SHAREHOLDERS


                                 APRIL 4, 1995



During the past several weeks, it has become apparent that there is misunderstanding among our shareholders about the purposes and practical effect of Item 2 for consideration at the annual meeting of the shareholders now scheduled for April 11, 1995. Item 2 was a proposal which would have increased the number of common shares authorized from 7,500,000 to 37,500,000.


Accordingly, on the advice of qualified counsel, the Board of Directors of Suffolk Bancorp has decided to withdraw Item 2 from the 1995 annual meeting to provide shareholders with the opportunity to more fully understand the issue. Therefore, the only items remaining on the agenda are the routine election of directors and the approval of independent auditors.





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